Exhibit 8.2

DLA Piper LLP (US)
1251 Avenue of the Americas, 27th Floor
New York, New York 10020-1104
www.dlapiper.com

T	212.335.4500
F	212.335.4501

[•], 2016

Hatteras Financial Corp.

751 West Fourth Street

Suite 400

Winston-Salem, North Carolina 27101

.

Re:	Hatteras Financial Corp./Annaly Capital Management, Inc. Merger
Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as outside counsel to Hatteras Financial Corp., a Maryland corporation (“Hatteras”), in connection with the transactions described in the the Agreement and Plan of Merger, dated as of April 10, 2016, by and among Annaly Capital Management, Inc., a Maryland corporation (“Annaly”), Ridgeback Merger Sub Corporation, a Maryland corporation and a wholly owned subsidiary of Annaly (the “Offeror”), and Hatteras, as such agreement may be modified from time to time (the “Agreement”).  Pursuant to the Agreement, Offeror will commence a tender offer (the “Offer”) to acquire the outstanding shares of common stock of Hatteras.  Promptly following (and on the same date as) the consummation of the Offer, Hatteras will merge with and into the Offeror, with the Offeror being the surviving entity (the “Merger”).  The Offer, the Merger and the other transactions contemplated by the Agreement are described in the Registration Statement on Form S-4 (Registration No. 333-211140) dated May 5, 2016 (as amended or supplemented through the date hereof, the “Registration Statement”) filed by Annaly with the U. S. Securities and Exchange Commission, which includes the prospectus/offer to exchange relating to the Offer and the Merger (the “Prospectus”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement and the  Registration Statement. At your request, and in connection with the filing of the Registration Statement, including the Prospectus forming a part thereof, we are rendering our opinion concerning certain United States federal income tax matters.

In rendering our opinion set forth below, we have examined and relied upon, without independent investigation or verification, the accuracy and completeness of the facts, information, representations, covenants and agreements contained in the Agreement, the Registration Statement and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In addition, we have relied upon the accuracy and completeness of certain statements, representations, covenants and agreements made by Annaly and Hatteras, including factual statements and representations set forth in the letters dated the date hereof from officers of Annaly and Hatteras delivered to us (the “Representation Letters”). For purposes of rendering our opinion, we have assumed that (i) the transaction will be consummated in accordance with the provisions of the Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting this opinion will be waived by any party to the Agreement), (ii) the statements concerning the transactions contemplated by the Agreement and the parties referred to in the Agreement, the Registration Statement and the Representation Letters are true, complete and correct, and will remain true, complete and correct at all times up to and including the Effective Time and thereafter (where relevant), (iii) any statements made in the Agreement, the Registration Statement or the Representation Letters regarding the “belief” of any person are true, complete and correct, and will remain true, complete and correct at all times up to and including the Effective Time and thereafter (where relevant) in each case as if made without such qualification and (iv) the parties to the Agreement have complied with, and, if applicable, will continue to comply with, their respective covenants and agreements contained in the Agreement. Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy and completeness of the facts, information, representations, covenants and agreements set forth in the documents referred to in this paragraph.

Our opinion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations issued thereunder, Internal Revenue Service pronouncements and judicial decisions, all as in effect on the date hereof. These authorities are subject to change and any such change may be applied retroactively, and we can provide no assurance as to the effect that any change may have on the opinion that we have expressed below.

Based upon and subject to the foregoing, we hereby confirm to you that, subject to the limitations, qualifications, exceptions and assumptions set forth herein and therein, it is our opinion that the Offer and the Merger, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 8.2 to the Registration Statement and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

DLA Piper LLP (US)